Exhibit 4.1

Form of Common Stock Purchase Warrant Issued to Purchasers of Promissory Notes

THE SECURITIES EVIDENCED BY THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING SUCH SECURITIES, THE SALE IS MADE IN ACCORDANCE WITH RULE 144 UNDER THE ACT, OR THE COMPANY RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF SUCH SECURITIES REASONABLY SATISFACTORY TO THE COMPANY STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT.

WARRANT TO PURCHASE COMMON STOCK

of

GeoPetro Resources Company

(void after                             )

1.                                       Number of Shares Subject to Warrant.  FOR VALUE RECEIVED, on and after the Commencement Date (as defined below), and subject to the terms and conditions herein set forth, Holder (as defined below) is entitled to purchase from GeoPetro Resources Company, a California corporation (the “Company”), at any time before 5:00 p.m. California time on                                  (“Termination Date”), at a price per share equal to the Warrant Price (as defined below), the Warrant Stock (as defined below) upon exercise of this Warrant as set forth herein.

2.                                       Definitions.  As used in this Warrant, the following terms shall have the definitions ascribed to them below:

(a)                                  “Commencement Date” shall mean                                             .

(b)                                 “Holder” shall mean                                                                                   , or any person or entity to whom it has assigned its rights hereunder pursuant to the terms hereof and in whose name this Warrant shall be registered upon the books to be maintained by the Company for that purpose.

(c)                                  “Warrant Price” shall be equal to $               per share, subject to adjustments as described in Section 3 below.

(d)                                 “Warrant Stock” shall mean                      shares of no par voting common stock of the Company (“Common Stock”) subject to adjustment as described in Section 3 below.

3.                                       Adjustments and Notices.  The Warrant Stock and the Warrant Price shall be subject to adjustment from time to time in accordance with the following provisions:

(a)                                  Subdivision, Stock Dividends or Combinations.  In case the Company shall at any time subdivide the outstanding shares of the Common Stock or shall issue a stock dividend with respect to the Common Stock, the Warrant Price in effect immediately prior to such subdivision or the issuance of such dividend shall be proportionately decreased (and the number of shares of Warrant Stock proportionately increased), and in case the Company shall at any time combine the outstanding shares of the Common Stock, the Warrant Price in effect immediately prior to such combination shall be proportionately increased (and the number of shares of Warrant Stock shall be proportionately decreased), effective at the close of business on the date of such subdivision, dividend or combination, as the case may be.

(b)                                 Reclassification, Exchange, Substitution, In-Kind Distribution.  Upon any reclassification, exchange, substitution, or other event that results in a change of the number and/or class of the Common Stock issuable upon exercise or conversion of this Warrant or upon the payment of a dividend in Common Stock or property other than Common Stock, the Holder shall be entitled to receive, upon exercise or conversion of this Warrant, the number and kind of Common Stock and property that Holder would have received for the Warrant Stock if this Warrant had been exercised immediately before the record date for such reclassification, exchange, substitution, or other event or immediately prior to the record date for such dividend.  The Company or its successor shall promptly issue to Holder a new Warrant for such new Common Stock or other property.  The new Warrant shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 3 including, without limitation, adjustments to the Warrant Price and to the number of Common Stock or property issuable upon exercise of the new Warrant.  The provisions of this Section 3(b) shall similarly apply to successive reclassifications, exchanges, substitutions, or other events and successive dividends.

(c)                                  No Impairment.  The Company shall not, by amendment of its Articles of Incorporation or through a reorganization, transfer of assets, consolidation, merger, dissolution, issue, or sale of Common Stock or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed under this Warrant by the Company, but shall at all times in good faith assist in carrying out of all the provisions of this Section 3 and in taking all such action as may be necessary or appropriate to protect the Holder’s rights under this Section 3 against impairment.  If the Company takes any action affecting the Common Stock other than as described above that adversely affects Holder’s rights under this Warrant, the Warrant Price shall be adjusted downward by an amount that shall compensate Holder as nearly as may be practicable for any such adverse effect.

(d)                                 Notice.  Upon any adjustment of the Warrant Price and any increase or decrease in the number of shares of the Common Stock purchasable upon the exercise or conversion of this Warrant, then, and in each such case, the Company, as promptly as practicable thereafter, shall give written notice thereof to the Holder of this Warrant at the address of such Holder as shown on the books of the Company which notice shall state the Warrant Price as adjusted and the increased or decreased number of shares purchasable upon the exercise or conversion of this Warrant, setting forth in reasonable detail the method of calculation of each.

(e)                                  Fractional Shares.  No fractional shares shall be issuable upon exercise or conversion of the Warrant and the number of shares to be issued shall be rounded down to the nearest whole share.  If a fractional share interest arises upon any exercise or conversion of the Warrant, the Company shall eliminate such fractional share interest by paying the Holder an amount computed by multiplying the fractional interest by the fair market value of a full share.

4.                                       Stockholder Rights.  This Warrant, by itself, as distinguished from any shares of Warrant Stock obtained hereunder, shall not entitle its Holder to any of the rights of a stockholder of the Company.

5.                                       Reservation of Stock.  On and after the Commencement Date, the Company will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of Warrant Stock upon the exercise or conversion of this Warrant.  Issuance of this Warrant shall constitute full authority to the Company’s officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of Warrant Stock issuable upon the exercise or conversion of this Warrant. The Warrant Stock issuable upon exercise of the Holder’s rights hereunder, when issued in accordance with the provisions of this Warrant, will be validly issued, fully paid and non-assessable, and will be free of any taxes, liens, charges or encumbrances of any nature whatsoever, provided, however, that the Warrant Stock issuable pursuant to this Warrant may be subject to restrictions on transfer under applicable state and/or federal securities laws.

6.                                       Exercise of Warrant.  This Warrant may be exercised in whole or part by the Holder, at any time after the Commencement Date and prior to the Termination Date, by the surrender of this Warrant, together with the Notice of Exercise and Investment Representation Statement in the forms attached hereto as Attachments 1 and 2, respectively, duly completed and executed at the principal office of the Company, specifying the portion of the Warrant to be exercised and accompanied by payment in full of the Warrant Price in cash or by check with respect to the shares of Warrant Stock being purchased.  This Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise as provided above, and the person entitled to receive the shares of Warrant Stock issuable upon such exercise shall be treated for all purposes as Holder of such shares of record as of the close of business on such date.  As promptly as practicable after such date, the Company shall issue and deliver to the person or persons entitled to receive the same a certificate or certificates for the number of full shares of Warrant Stock issuable upon such exercise.  If the Warrant shall be exercised for less than the total number of shares of Warrant Stock then issuable upon exercise, promptly after surrender of the Warrant upon such exercise, the Company will execute and deliver a new Warrant, dated the date hereof, evidencing the right of the Holder to the balance of the Warrant Stock purchasable hereunder upon the same terms and conditions set forth herein.  The Company may require documentation from the Holder to establish the accuracy of the representations and warranties contained in Attachments 1 and 2.

7.                                       Representations and Warranties of the Holder.  In connection with the transactions provided for herein, the Holder hereby represents and warrants to the Company that:

(a)                                  Authorization.  The Holder represents that it has full power and authority to enter into this Warrant.  This Warrant constitutes the Holder’s valid and legally binding obligation, enforceable in accordance with its terms, except as may be limited by (i) applicable bankruptcy, insolvency, reorganization, or similar laws relating to or affecting the enforcement of creditors’ rights and (ii) laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

(b)                                 Purchase Entirely for Own Account.  The Holder acknowledges that this Warrant is entered into by the Holder in reliance upon such Holder’s representation to the Company that the Warrant and Warrant Stock (collectively, the “Securities”) will be acquired for investment for the Holder’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Holder has no present intention of selling, granting any participation in or otherwise distributing the same.  By acknowledging this Warrant, the Holder further represents that the Holder does not have any contract, undertaking, agreement, or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to the Securities.

(c)                                  Disclosure of Information.  The Holder acknowledges that it has received all the information it considers necessary or appropriate for deciding whether to acquire the Securities.

(d)                                 Investment Experience.  The Holder is an investor in securities of companies in a stage similar to that of the Company and acknowledges that it is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Securities.  If other than an individual, the Holder also represents it has not been organized solely for the purpose of acquiring the Securities.

(e)                                  Accredited Investor.  The Holder is an “accredited investor” within the meaning of Rule 501 of Regulation D, as presently in effect, as promulgated by the Securities and Exchange Commission (the “SEC”) under the U.S. Securities Act of 1933 (the “Act”) as it is a corporation, partnership or limited liability company not formed for the specific purposing of acquiring the Warrant with total assets in excess of $5,000,000.

(f)                                    Restricted Securities.  The Holder understands that the Securities are characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Act, only in certain limited circumstances.  In this connection, the Holder represents that it is familiar with Rule 144, as presently in effect, as promulgated by the Securities and Exchange Commission under the Act (“Rule 144”), and understands the resale limitations imposed thereby and by the Act.

8.                                       Transfer of Warrant.  This Warrant may be transferred or assigned by the Holder hereof in whole or in part, provided that the transferor complies with applicable federal and state securities laws and provides, at the Company’s request, an opinion of counsel reasonably satisfactory to the Company that such transfer does not require registration under the Act and the securities law applicable with respect to any other applicable jurisdiction and an investment representation statement. In any such event the Company shall, without charge, and to the extent the then Holder’s rights hereunder are so transferred or assigned, execute and deliver a new Warrant in the name of such assignee and, if applicable, a new Warrant in the name of the then

Holder for the portion of the rights hereunder retained by the then Holder and this Warrant shall promptly be cancelled.  The Company shall have the right to refuse to transfer any portion of this Warrant to any person who directly competes with the Company.

9.                                       Termination.  This Warrant shall terminate at 5:00 p.m. California time on the Termination Date.

10.                                 Legends.   The stock issuable, directly or indirectly, upon exercise or conversion of the Warrant shall be imprinted with a legend in substantially the following form:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR PURSUANT TO RULE 144 OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE CORPORATION AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.

11.                                 Lock-Up.  The Holder agrees that if so requested by an underwriter in connection with any public offering of securities by the Company, the undersigned shall not sell, or make any short sale of, any of the Company’s securities (including the Securities) without the prior written consent of the underwriter for a period of 180 days following the effective date of a registration statement or other governmental filing made in connection with such public offering.

12.                                 Miscellaneous.  This Warrant shall be governed by the laws of the State of California, without regard for the conflicts of law provisions of the State of California or of any other state.  The headings in this Warrant are for purposes of convenience and reference only, and shall not be deemed to constitute a part hereof.  Neither this Warrant nor any term hereof may be changed or waived orally, but only by an instrument in writing signed by the Company and the Holder of this Warrant.  All notices and other communications from the Company to the Holder of this Warrant shall be delivered personally, couriered, or mailed via Federal Express or certified or registered mail, postage prepaid, return receipt requested, to the address furnished to the Company in writing by the last Holder of this Warrant who shall have furnished an address to the Company in writing, and if mailed shall be deemed given upon the date of delivery or first attempted delivery as shown on the return receipt.

GeoPetro Resources Company

By:

Name:

Title:

ACKNOWLEDGED AND AGREED:

HOLDER:

By:
(Name)

Title:

Date:

Attachment 1

NOTICE OF EXERCISE

TO:                            GEOPETRO RESOURCES COMPANY

1.                                       The undersigned hereby elects to purchase                                          shares of the Warrant Stock of GeoPetro Resources Company pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price in full, together with all applicable transfer taxes, if any.

2.                                       Please issue a certificate or certificates representing said shares of Warrant Stock in the name of the undersigned or in such other name as is specified below:

3.                                       The undersigned represents and warrants to the Company that the representations and warranties contained in Section 7 of the attached Warrant are true and correct as of the date hereof.

(Name)

(Address)

(Date)	(Name of Warrant Holder)

By:

Title:

1

Attachment 2

INVESTMENT REPRESENTATION STATEMENT

Shares of the Common Stock

(as defined in the attached Warrant) of

GeoPetro Resources Company

In connection with the purchase of the above-listed Common Stock, the undersigned hereby represents to GeoPetro Resources Company (the “Company”) as follows:

(a)                                  The Common Stock to be received upon the exercise of the Warrant will be acquired for investment for its own account, not as a nominee or agent, and not with a view to the sale or distribution of any part thereof, and the undersigned has no present intention of selling, granting participation in or otherwise distributing the same, but subject, nevertheless, to any requirement of law that the disposition of its property shall at all times be within its control.  By executing this Statement, the undersigned further represents that it does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer, or grant participations to such person or to any third person, with respect to any Common Stock issuable upon exercise of the Warrant.

(b)                                 The undersigned understands that the Common Stock issuable upon exercise of the Warrant at the time of issuance may not be registered under the Securities Act of 1933, as amended (the “Act”), and applicable state securities laws, on the ground that the issuance of such Common Stock is exempt pursuant to Section 4(2) of the Act and state law exemptions relating to offers and sales not by means of a public offering, and that the Company’s reliance on such exemptions is predicated on the undersigned’s representations set forth herein.

(c)                                  The undersigned acknowledges that an investment in the Company is highly speculative and represents that it is able to fend for itself in the transactions contemplated by this Statement, has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investments, and has the ability to bear the economic risks (including the risk of a total loss) of its investment.  The undersigned represents that it has had the opportunity to ask questions of the Company concerning the Company’s business and assets and to obtain any additional information which it considered necessary to verify the accuracy of or to amplify the Company’s disclosures, and has had all questions which have been asked by it satisfactorily answered by the Company.

(e)                                  The undersigned acknowledges that the Common Stock issuable upon exercise of the Warrant must be held indefinitely unless subsequently registered under the Act or an exemption from such registration is available.  The undersigned is aware of the provisions of Rule 144 promulgated under the Act which permit limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things, the existence of a public market for the shares, the availability of certain current public information about the Company, the resale occurring not less than one year after a party has purchased and

1

paid for the security to be sold, the sale being through a “broker’s transaction” or in transactions directly with a “market makers” (as provided by Rule 144(f)) and the number of shares being sold during any three-month period not exceeding specified limitations.

Dated:

(Typed or Printed Name)

By:
(Signature)

(Title)

2